Exhibit 10.42

(TRANSLATION)

                  LOAN AGREEMENT ENTERED INTO BY AND BETWEEN:

I. BBVA BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER, HEREINAFTER THE "BANK" HEREBY REPRESENTED BY MESSRS CARLOS DAVID VELASQUEZ THIERRY AND EMILIO LEDESMA HEREDIA, AND

II. PANAMERICAN BEVERAGES, INC. HEREINAFTER "THE BORROWER", HEREBY REPRESENTED BY MR. PAULO J. SACCHI;

III. WITH THE APPERANCE OF PANAMCO MEXICO, S.A. DE C.V. AND PANAMCO GOLFO, S.A. DE C.V. HEREINAFTER THE "JOINT OBLIGORS AND GUARANTORS" HEREBY REPRESENTED BY MESSRS BENJAMIN SANTANA RUIZ AND GERARDO PINTO URRUTIA.

Pursuant to the following representations and clauses:

                                REPRESENTATIONS

I. THE BANK DECLARES THROUGH ITS REPRESENTATIVE :

1. That it is a stock company (sociedad anonima) duly organized and existing under the Mexican laws and authorized to operate as a multi-service bank, therefore it is vested with the required powers of attorney for the execution of, and compliance with, this agreement.

2. That its representatives have been conferred sufficient power and authority to appear in its name and stead in the execution and performance of this agreement and that such powers and authority have not been revoked in any manner whatsoever.

II.      BORROWER DECLARES THROUGH ITS REPRESENTATIVE:

1. That it is a company duly organized and existing under the laws of the Republic of Panama and that its representative has been granted sufficient power and authority to enter into this agreement and that such powers have not been limited or amended in any manner whatsoever.

2. That its corporate purposes includes the possibility of entering into the kind of transactions contemplated in this Agreement pursuant to the Borrower's by-laws as presently in effect, therefore this agreement is not in contravention of any of the provisions of said by-laws and it is authorized for execution thereof pursuant to the power vested in it according to the competent corporate bodies.

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3. That it has provided the Bank with the information and documents that faithfully reflect the financial, accounting, legal and administrative condition of the company, and that the same served as the basis for execution of this agreement and to obtain the authorization of the loan subject matter hereof and as of this day, such information and documentation has not been changed or modified in any manner whatsoever.

III. THE JOINT OBLIGORS AND GUARANTORS REPRESENT THROUGH THEIR
REPRESENTATIVES.

1. That they are companies duly organized and existing under the laws of Mexico and their representatives have been granted sufficient power and authority to represent them herein, and that such powers and authority have not been limited or amended in any manner whatsoever.

2. That the corporate purpose of each one of them includes the possibility of entering into the kind of transactions contemplated hereunder, as evidenced by their corporate by-laws as presently in effect; therefore this agreement does not contravene any of the provisions of their corporate by-laws and has been authorized by the competent corporate bodies.

3. That given their corporate, financial, administrative and legal relationship with the Borrower, it is their interest to be part of this agreement and become the Borrower's joint obligors and guarantors before the Bank with respect to the performance of all their obligations hereunder and therefore; they wish to become joint obligors and subscribe, as Guarantors, to the promissory note or notes to be issued to cover the advances of the loan subject matter hereof.

IV.      THE PARTIES REPRESENT:

That they acknowledge the authority vested therein and the full force and effect of the provisions, representations and meanings in this Agreement.

Pursuant to the foregoing, the parties hereby grant the following:

                                    CLAUSES

FIRST. PURPOSE. By means of this agreement the Bank grants to the Borrower a Loan up to the amount of MXP 465,000,000.00 (Four hundred and sixty five million Pesos Mexican Currency) (hereinafter the "Loan").

The abovementioned principal does not include interest, delinquent interest, fees, accessories and other expenses to be paid by the Borrower to the Bank hereunder.

SECOND. DRAWDOWN. Borrower shall drawdown the credit on December 18, 2001 through a transfer of funds by the Bank to Account No. 0110024465 held with the same Bank, provided however, that in terms of the letter attached hereto as Exhibit "C", the Bank


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shall buy on behalf of the Borrower the amount in Dollars, currency of legal tender of the United States of America, at the exchange rate prevailing in its financial institution, and make the transfer of such Dollar amount to the account set out in such Exhibit "C". At the request of the Bank, the Borrower subscribes in the name of the Bank a Promissory Note covering such drawdown, in terms of Article 170 of the General Law of Negotiable Instruments and Credit Transactions and this Agreement.

THIRD. USE OF THE CREDIT. The Borrower shall use the Loan proceeds precisely for corporate purposes of a general nature.

FOURTH. INTEREST AND FEES. Ordinary Interest. The Borrower shall pay to the Bank, during the term hereof, an ordinary interest on the outstanding principal amount of Loan to be computed at a rate equivalent to the TIIE Rate (as defined below) plus the Margin (as defined below).

Borrower shall pay an ordinary interest on the outstanding principal amount of the Loan on each Interest Payment Date (as this term is defined below) from the date of the Drawdown, pursuant to Clause Second above, until the Final Payment Date (as this term is defined below).

Should any Interest Payment Date be not a Business Day, the payment shall be made on the immediately preceding Business Day. For the purposes of this Agreement the following terms shall have the following meaning:

"Business Day" means any day other than Saturday, Sunday or a holiday in which the main offices of credit institutions in Mexico are opened to the public for banking transactions.

"Interests Payment Date" means, with regard to the Loan, the last day of each Interest Period;

"Final Payment Date" means the due date of the term hereof, exactly on December 16, 2003.

"Margin" means seventy-five  (75) base points;

"Interest Period" means, with respect to the Loan, each 28 (twenty-eight) calendar days that will serve as the basis for computing the Loan interest caused by the outstanding principal amount; provided however that (i) the first Interest Period shall commence on the date of the Borrowing and shall end exactly twenty-eight (28) calendar days thereafter, (ii) the following Interest Periods shall commence on the last day of the immediately preceding Interest Period and shall end twenty-eight (28) calendar days thereafter, and
(iii) any Interest Period in effect on the Final Payment Date shall end exactly on that Date;

"TIIE Rate" shall mean the equilibrium interbanking interest rate for the 28 (twenty-eight) day term, or if the end of said period shall fall on a day which is not a Business Day, for the 26-, 27-, 29- or 31-day term as determined by Banco de Mexico and published in the Official Gazette of the Federation, on the business day immediately preceding the date of


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commencement of each Interest Period. In case the interest rate for any of the above referred Interest Periods shall not be determined by Banco de Mexico, for the purposes of this Promissory Note any rate in substitution of the "TIIE Rate" shall be considered as such when it is so made known by Banco de Mexico.

"Delinquent Interest". If Borrower shall not pay timely any amount due to the Bank pursuant to this Agreement, exception made of interest, such amount shall accrue delinquent interest from due date until final payment, such interest shall be accrued on a daily basis and shall be paid on demand at a rate equivalent to the sum obtained by multiplying the applicable ordinary interest rate for each day in delay by one point five (1.5) times. For the purpose of computing delinquent interests, should the delinquency survive after the Final Payment Date, the last Interest Period shall be considered to end upon payment of all debts that the Borrower may have incurred hereunder.

For the calculation of ordinary interest for each Interest Period, the applicable interest rate per annum shall be divided into three hundred and sixty (360) the result of which shall be multiplied by the number of calendar days comprised by the relevant Interest Period, including the drawdown date but excluding the payment day. The resulting rate shall be multiplied by the outstanding balance which result shall be the amount of interest that the Borrower must pay to the Bank for each Interest Period.

For the calculation of delinquent interest, the applicable delinquent interest rate shall be divided into three hundred and sixty (360) the result of which shall be applied to all past due outstanding amounts and shall be the delinquent interest for each day that the Borrower shall pay pursuant to this Agreement.

Upfront Fee. Borrower shall pay the Bank an upfront fee in the amount of MXP $465,000.00 (Four hundred and sixty five thousand Pesos, Mexican Currency) plus the corresponding Value Added Tax, to be paid by Borrower to the Bank no later than January 7, 2002.

FIFTH. PAYMENT OF PRINCIPAL AND TERM. The Borrower shall pay to the Bank the outstanding balance of the Loan effective on June 4, 2002, in four (4) equal consecutive payments pursuant to the amortization table set forth in EXHIBIT "A" hereto. Such payments of principal shall be made exactly on the dates set forth in EXHIBIT "A".

In case a Payment Date is not in a Business Day, the payment shall be made on the immediately preceding Business Day.

At all events, there shall be no pending payment on behalf of Borrower of principal or any of the accessories thereof by the Final Payment Date.

Borrower may make advance total or partial payments exclusively on the Interest Payment Dates without a prepayment fee, by giving prior notice in writing to the Bank at least five calendar days in advance. The minimum amount of any advanced payment shall be MXP $25,000,000.00 (twenty five million Pesos, Mexican Currency) or any multiple thereof.


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SIXTH. PAYMENT PLACE AND CONDITIONS. All amounts payable by Borrower to the
Bank pursuant to this Agreement, including, but not limited to, the principal and interest of the Loan, shall be paid on the dates scheduled without need of a previous demand and to the Bank's satisfaction, in freely transferable and available Mexican Pesos and in same day funds. Payments shall be made in any of the Bank branches located at the Bank's domicile set forth in Clause Thirteenth below, or in any other place that the Bank may notify the Borrower in writing at least ten (10) days in advance of the relevant payment date.

All payments to be made Agreement hereunder that are due on a day other than a Business Day, shall be made on agreed date immediately preceding Business Day.. The Bank shall apply all amounts received in payment by the Borrower as follows: (i) expenses, duties and taxes that are incurred in the formalization of this Agreement and its guarantees; (ii) collection and enforcement expenses, if any; (iii) counsel's fees in case of enforcement; (iv) delinquent interest; (v) ordinary interest and, (vi) principal.

SEVENTH. TAXES. The Borrower shall pay to the Bank all principal amounts plus interest and other payable amounts pursuant to this Agreement, free and clear from any deduction, charge or any other tax liability imposed on such amounts now or in the future, payable in any Mexican jurisdiction.

EIGHTH. CREDIT NEGOTIATION. The Bank is expressly authorized to assign or otherwise negotiate the Loan and the Note or Notes, even before the maturity hereof, pursuant to the terms and conditions set forth in Article 299 and other applicable provisions of the General Law of Negotiable Instruments and Credit Transactions.

The Borrower shall not assign or otherwise negotiate any of the rights and obligations hereof, except with the prior written consent of the Bank.

NINTH. AFFIRMATIVE AND NEGATIVE COVENANTS. Until full payment of the principal, interest and other amounts indebted by the Borrower, both the Borrower and the Joint Obligors and Guarantors shall comply with the following covenants, except as otherwise approved by the Bank in writing:

a) Comply with any  payment obligations deriving from any loan with the Bank.

b) Quarterly Financial Statements. Provide the Bank, within sixty (60) calendar days after the end of each fiscal quarter, with individual and consolidated internal financial statements (balance sheet, profits and loss statements, statements of changes in financial condition and cash flow) duly signed by the relevant financial officer in charge and/or the financial director, stating that such financial statements reasonably reflect the condition of the company, subject to auditing adjustments.

c) Annual Financial Statements. Provide the bank with the annual individual and consolidated financial statements (balance sheet, profits and loss statements, statements of changes in


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financial condition and cash flow) duly audited by an external firm of public accountants previously accepted by the Bank, within one hundred and twenty
(120) calendar days following the closing of the fiscal year. The foregoing documents musts be signed by he corresponding officer in charge of the finances and/or the financial director, stating that such financial statements reasonably reflect the condition of the company.

d) Certificate of Compliance. To provide the Bank with, jointly with the quarterly and annual financial statements referred to in clause b) and c) above, a certificate signed by the relevant officer in charge of finances and/or the financial director, stating that as of the date of the financial statements, the Borrower and the Joint Obligor and Guarantor have complied with all their obligations hereunder and no Event of Default has occurred, or otherwise stating the measures to be adopted to cure such Event of Default.

e) Additional information. To provide the Bank with:

I. Prompt notice in writing, and in no event after ten (10) calendar days from the occurrence of any event that may affect or affects and impairs the current financial situation of its business, or the occurrence of any Event of Default as provided herein, accompanied by a detailed statement of such event and the measures or actions intended to cure the same.

II. Prompt notice in writing, and in no event after fifteen (15) calendar days from the acknowledgment of the existence of any lawsuit or proceeding before any governmental body or labor dispute, provided it may affect or may potentially adversely affect its financial position.

III. The required information to determine the Borrower's credit capacity referred to its business and/or it subsidiaries and its financial situation whenever requested by the Bank.

f) Licenses, Authorizations, etc. Keep in full force and effect, obtain and renew any license, authorization and approvals now or hereinafter required for them to comply with their obligations hereunder, and to comply with any applicable law, regulations and standards of any governmental body, the non-compliance of which could materially and adversely affect their capacity to meet their obligations hereunder. Also, to immediately pay any debts on taxes or contributions to the Mexican Institute of Social Security, the Retirement Savings System and to the Mexican Institute of Housing Funding "INFONAVIT", except for such payments being contested in good faith through the proper proceedings and if the corresponding reserves or guarantees pursuant to the applicable laws have been made.

g) Maintenance of Assets. Make such investments as may be required in order to maintain the company's assets or to replace them, and make the necessary repairs and enhancements for such purpose, in order to preserve their plants and facilities in the best working condition.


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h) Insurance. Maintain such insurance as may be required to cover the fixed assets of their companies and subsidiaries against such risks that are usual to the business, in such amounts that will suffice to repair or replace them in the event of casualty.

i) Inspection Rights. Permit the Bank's designees the visit to, and inspection of, their businesses and give them access to such data or documents related to the Loan; provided however, that a previous request in writing is made five
(5) Business Days in advance.

j. Expenses Pay or reimburse, within thirty (30) calendar days from the execution hereof, any cost in respect of this Agreement, including but not limited to, fees of counsels and other advisors for preparing legal documents, any costs incurred in formalizing this Agreement before a commercial notary public, and costs derived from the payment of dues and contributions incurred in the registration with the corresponding Public Registries, as well as any other similar expenses.

k) Leverage. Joint Obligors and Guarantors and their subsidiaries in a consolidated basis shall maintain, during the term of this Agreement, (i) a Financial Debt (a debt causing the payment of interest) to EBITDAPS (earnings before interest, taxes, depreciation, amortization and profit sharing) ratio no greater than three (3) times, and (ii) a Financial Debt to net worth ratio not greater than one point two (1.2) times) For this purpose, the Financial Debt and the net worth shall be determined based on the Borrower's last report, while EBITDAPS shall be determined on the basis of the accumulation of the last four (4) quarterly periods.

I) Hedge. The Joint Obligor and Guarantor and their subsidiaries, in a consolidated basis, shall maintain during the term of this Loan, an EBITDAPS to paid financial expenses (it being understood as such the payments made in respect of the Financial Debt) ratio of no less than three (3) times. For this purpose, EBITDAPS and financial expenses shall be determined on the basis of the accumulation of the four (4) last quarterly periods.

II) Change of Line of Business . No change in the Borrower's, Joint Obligor and Guarantor's' line of business shall be made without the Bank's prior authorization in writing and they shall remain as ongoing concerns.

m) Dissolution. Neither the Borrower nor the Joint Obligors and Guarantors may be subject to dissolution or liquidation procedures.

n) Change of Shareholders. No change in equity interests can be made, if the consequence of such a change is that the Borrower, the Joint Obligors and Guarantors, their subsidiaries, or the administration thereof shall loss their present direct or indirect control over the Borrower. For the purpose hereof, it will be deemed that an entity "has control" over another, if the first one has direct or indirect power to determine the other's direction or administration and policies, as a consequence of the interests held by such party, or due to a contractual provision or otherwise.


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n) Encumbrances. Without the Bank's prior authorization in writing, no mortgage, pledge or any other encumbrance whatsoever may be created or be in existence on the current or future fixed assets of the Joint Obligors or Guarantors, by any authorized assignee of the Borrower pursuant to Clause Eight and/or such assignee's subsidiaries, except for any encumbrances created over the current fixed assets the amount of which shall not exceed ten per cent (10%) of the tangible assets value (such tangible assets being defined as the total fixed assets less goodwill). To obtain any future funding, the fixed assets acquired with such funding may be pledged or encumbered in any manner whatsoever. The Joint Obligors and Guarantors, any authorized assignee of the Borrower pursuant to Clause Eighth hereunder, and such assignee's subsidiaries may substitute pledges and other security interests with their creditors if the value of such new guarantees shall not exceed the value of the securities being substituted. For the purpose of this obligation, Joint Obligors and Guarantors certify that no encumbrance of their property is currently existing.

o) Split-off, Merger or Transfer of Interests. Without the Bank's prior authorization in writing, none of the Borrowers or Joint Obligor and Guarantor's subsidiaries may be split-off, merged or transferred, except if
(i) such a split-off, merger or transfer shall result in the relevant subsidiary to remain an Affiliate of the Borrower or the Joint Obligors and Guarantors, and (ii) the sale of Maseri de Leon, S.A. de C.V and Industria Metalica de Leon, S.A. de C.V. to third parties. For the purposes hereof, an "Affiliate" is any individual, business, company, joint-venture, trust or any other entity or organization that controls, or is controlled by, or under the control of the entity in question.

p) Dividends. Without the Bank's prior authorization in writing, no dividends can be decreed by the Joint Obligors and Guarantors or anyone of Borrower's authorized assignees pursuant to Clause Eighth, if they have not complied with their obligations hereunder, or if such decree may result in the contravention hereof or any other contract with a third party then in effect.

q) Sale of Trademarks. Without the Bank's prior authorization in writing, the Joint Obligors and Guarantors or anyone of Borrower's authorized assignee pursuant to Clause Eighth shall not sell their trademarks and shall preserve their trademark distribution franchises held by each of them as of the date hereof. Nevertheless, both the Joint Obligors and Guarantors as well as anyone of the Borrower's authorized assignee pursuant to clause Eighth may sell their registered trademarks to any Affiliate, unless they contravene any of their obligations hereunder. For the purposes hereof, a list of the trademarks owned by the Joint Obligors and Guarantors is attached hereto as Exhibit "B" in evidence of their rights pursuant to license agreements.

r) Preferential Terms on Securities and Payment Flows. Without the Bank's prior authorization in writing, the Joint Obligors and Guarantors or any of the Borrower's authorized assignee pursuant to Clause Eighth shall not grant any preferential terms on securities or flow of payments subordinating the Bank's position.

s) Granting of Loans and Securities. Without the Bank's prior authorization in writing, the Joint Obligors and Guarantors or any of the Borrower's authorized assignee pursuant to


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Clause Eighth shall not, (i) grant loans or securities to any third parties other than their subsidiaries or affiliates; and (ii) grant loans or securities to subsidiaries or affiliates other than in the normal course of business.

t) Cash flow: Without the Bank's prior authorization in writing, the Joint Obligors and Guarantors or any of Borrower's authorized assignee pursuant to Clause Eighth shall not compromise their cash flow in favor of third parties.

u) Amendment of the ING Loan. Without the Bank's prior authorization in writing, the Borrower and the Joint Obligors and Guarantors shall not amend the loan agreement referred to in Clause Twelfth hereof, except to substitute a debtor in which any of the Joint Obligors and Guarantors shall become the main obligor.

v) Delivery of Corporate Documents. No later than December 28, 2001, Borrower must deliver to the Bank a duly notarized and apostilled transcript of the following:

     (i) The Borrower's Articles of Incorporation, as amended.
     (ii) The Borrower's By-laws, as amended.
     (iii) The Borrower's Board of Director's minutes of November 9, 2001, by means of which it was resolved, among some other issues, the contracting of the Loan hereof; and
     (iv) The Borrower's Incumbency Certificate stating the powers with which the Borrower executes this Agreement.

If any Joint Obligor and Guarantor or any of Borrower's authorized assignee pursuant to Clause Eight shall incur a debt in breach of the obligations provided in preceding clauses r), s) and t) the relevant debt shall become subordinated to the preferential position granted to the Bank hereunder.

TENTH. EVENTS OF DEFAULT. The term to pay the Loan or the accessories thereof may be terminated in advance in case of occurrence of the following events (each of which shall be an "Event of Default"):

1. If creditor shall not timely and fully pay any past due advance of the principal amount, accrued interest, fees, cost or expenses as a result of this instrument and related to the Loan;

2. If any Mexican or foreign institution shall declare the acceleration of any payment obligations as a result of a Borrower's or Joint Obligors and Guarantors' default to their present and future obligations, including transactions traded among the public at large; provided however, that (i) such payment obligations shall exceed USD$ 20,000,000.00 (twenty million dollars, legal tender of the United States of America) o its equivalent in Mexican currency, or (ii) the actions taken by the creditor are to the Bank's disadvantage in respect to this Credit's collection;

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3.   If Borrower or any Joint Obligor and Guarantor shall cease to pay without cause any tax obligation, contributions to the Mexican Institute of Social Security, the INFONAVIT or the Retirement Savings Systems (or a contribution to the corresponding Retirement Fund Administrators, if any) except when making the corresponding reserves and the payments thereto are being contested in good faith; or if the Borrower, any of the Joint Obligors and Guarantors and/or their subsidiaries shall be declared on strike or intervened, and their payment capacity shall be at risk, or in case of any conflicts that may adversely affect the good operation of the Borrower or any of the Joint Obligors and Guarantors and/or their subsidiaries, except whenever said conflicts are contested in good faith and the relevant reserves have been made;

4. If Borrower, any of the Joint Obligors and Guarantors and their subsidiaries shall not deliver the information required hereunder, provided such default shall not be not cured within five (5) Business Day from the date of notification;

5. If any of the Borrower or any of the Joint Obligors and Guarantors' assets are seized by a judicial, administrative or other authority, the value of which exceeds USD$ 20,000,000.00 (Twenty million Dollars, legal tender of the United States of America) or its equivalent in Mexican currency;

6. If a proceeding shall be brought by or against the Borrower or any of the Joint Obligors and Guarantors in order to have them adjudged in bankruptcy;

7. If Borrower or any of its Joint Obligors and Guarantors be adjudged the payment of an amount exceeding or equal to USD$20,000,000.00 (Twenty million dollars, legal tender of the United States of America) or its equivalent in Mexican currency and there were no reserves theretofore or any remedy of appeal or other proceeding against such judgment;

8. If Borrower or any of its Joint Obligors and Guarantors shall not comply with its payment obligations on the Financial Debt for an amount exceeding USD $20,000,000.00 (Twenty million dollars, legal tender of the United States of America) its equivalent in any another currency in respect of any debt under any other agreements, notes or other instruments covering Financial Debt, or if such debt is accelerated by the corresponding creditors;

9. If Creditor or any of the Joint Obligors and Guarantors decrees the payment of dividends while the Borrower is in default in the payment of fees, interest, principal and/or any other costs referred to the Loan, or if any of the Joint Obligors and Guarantors is in default with respect to any of the financial ratios set forth in paragraphs k) and l) of Clause Ninth hereunder, or if as the result of the dividends paid, the Borrower or the Joint Obligors and Guarantors shall fail to comply with any of their commitments hereunder;

10. If for any Interest Period it is determined that the interest rate cannot be defined, and/or the basis for the funding cost shall not reflect the manner in which the Loan is


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     maintained and/or funded, without prejudice of the right of the parties to enter into an amendment agreement,

11. If any of the Joint Obligors and Guarantors shall split-off or merge, thereby affecting their corporate structure and financial good standing in such a way that the financial ratios established in paragraphs k) and
     l) of Clause Ninth hereunder are not complied with,

12. If Borrower shall incur in an event of default under the loan referred to in Clause Twelfth.

13. If by December 28, 2001, Borrower has not delivered to the Bank a written opinion of an authorized counsel admitted for practice in the Republic in Panama, certifying that:

          a) the Borrower is duly organized under the laws of the Republic of Panama;

          b) The Borrower's by-laws do not include any provision that hinders the Borrower from executing this Agreement;

          c) The Borrower's execution hereunder is not in violation of any public order provision in the Republic of Panama,

          d) The Borrower has obtained all the authorizations required by its corporate bodies for the execution of this Agreement, and

          e) The Borrower's representative executing this Agreement and the Promissory Note to evidence the Loan drawdown, has been granted sufficient powers to do so,

14   If Borrower shall not comply with any of its obligations hereunder.

If any of the above mentioned Events of Default shall occur, the Bank may accelerate the term for payment of the Loan and other accessories set forth herein and the Borrower shall pay the Bank forthwith the total amount of such Loan as well as all other outstanding amounts hereunder, in which case, any promissory note or notes subscribed by the Borrower shall become immediately due and payable.

ELEVENTH. JOINT OBLIGOR AND GUARANTOR. Panamco Mexico, S.A. de C.V. and Panamco Golfo, S.A. de C.V. are hereby constituted joint obligors with the Borrower with respect to any and all obligations deriving from this Agreement attributable to the Borrower to the benefit of the Bank, in terms of the joint liability set forth in Articles 1987 and 1988 of the Civil Code for the Federal District.

This joint liability includes the total payment of the Loan's principal plus the payment of interest, fees and other related accessories that may arise therefrom.


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In addition, the Joint Obligors undertake to subscribe, as Guarantors, the promissory note or notes that evidence the drawdowns of the Loan subject matter of this Agreement.

TWELFTH. THE ING CREDIT. The parties acknowledge that concurrently with the execution of this Agreement, the Borrower and the Joint Obligors and Guarantors have executed a loan agreement with ING Bank (Mexico), S.A., Institucion de Banca Muliple, ING Baring Grupo Financiero (Mexico), S.A. de C.V. in the amount of MXP 465,000,000 (Four hundred and seventy five million pesos Mexican Currency) (hereinafter the "ING Loan".)



The parties agree that the Loan subject matter of this Agreement and the ING Loan shall have the same priority.

THIRTEENTH. NOTICES. Any communication to be given among the parties hereto shall be given in writing by registered mail return receipt requested, and addressed to the corresponding party, in an unquestionable manner, to the following addresses of the parties:


IF TO THE BANK:             Montes Urales No. 620, 2 Floor
                            Colonia Lomas de Chapultepec, C.P. 11000,
                            Delegacion Miguel Hidalgo,
                            Mexico, Distrito Federal

IF THE BORROWER:            Torre Dresner Bank
                            Calle 50, Piso 7
                            C.P. 55-820 Cd. De Panama
                            Republica de Panama

IF TO JOINT OBLIGORS AND

GUARANTORS:                Blvd. Manuel Avila Camacho No. 40, piso 21
                           Col. Lomas de Chapultepec, CC.P. 11000
                           Delegacion Miguel Hidalgo
                           Mexico, Distrito Federal

Any change in the Borrower or the Joint Obligors and Guarantors' addresses must be notified to the Bank in writing, return receipt requested, at least ten (10) calendar days in advance to the effectiveness of said change. Otherwise, all notices or any other judicial or extra judicial notices given to the addresses set forth herein shall be considered as validly made for all legal effects that may apply.

FOURTEENTH. EXPENSES. The Borrower shall pay to the Bank, (i) any and all costs, expenses, notaries and brokerage fees, taxes and all the necessary protocolization, formalization and registry duties for the execution hereunder and, as the case may be, for the creation and maintenance of the guarantees as agreed hereunder, and (ii) all such costs,


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


expenses and legal fees as may be incurred by Bank in the event a legal action is initiated as a result of this Agreement or any other instrument executed thereunder.

FIFTEENTH. CREDIT INFORMATION. Borrower expressly represents that it has knowledge that the companies supplying credit information are aimed at providing such services on the credit transactions of credit institutions with individuals and companies, therefore Borrower has no inconvenience and agrees that the Bank may provide information referred to this Loan to one or more of the above mentioned companies.

Also, Borrower hereby expressly authorizes the Bank, if deemed convenient at any time, to request information on the Borrower's creditworthiness from the above mentioned companies.

Borrower waives any right to initiate any legal proceeding against the Bank that may arise as the result of the Banks making use of the authority vested to it herein.

SIXTEENTH. SET-OFF. In the event that Borrower must pay the Bank, at any time, any sum pursuant to this instrument and Borrower shall fail to comply with such payment obligation, Borrower hereby irrevocably authorizes the Bank, to the extent authorized by statute, to debit any of the Borrower's deposit and/or account with the Bank (including, but not limited to, demand deposits or, savings, term, demand, provisional or final accounts; investment accounts of whatever nature, with special inclusion of the amounts that the Bank's trustee division maintains in the name of the Borrower pursuant to any investment contract) and to set-off any debt the Borrower may have with the Bank regardless of the reason, up to an amount that is equal to the amount indebted to the Bank, without need of any requirement, notice or demand whatsoever.

The Bank shall notify the Borrower, as soon as practicable, of any charge or set-off it may have made in accordance with this clause, provided however that the absence of such notice shall not affect in any other manner the validity of such charge or set-off. The Banks right pursuant to this clause is in addition of any other right (including other set-off rights) that the Bank might have.

SEVENTEENTH. NOTICE OF TERMINATION OF COMMITMENT. It is expressly agreed that the Bank has the right to terminate the commitment hereunder on an unilateral basis at any time whatsoever pursuant to Article 294 of the General Law of Negotiable Instruments and Credit Transactions, by means of a notice in writing to the Borrower.

EIGHTEENTH. DISCLOSURE OF TERMS AND CONDITIONS. Except as provided in Clause Fifth, the terms and conditions hereunder cannot be made known to the public without the prior consent of the parties; without prejudice of the requirements of competent authorities and of the obligations such parties may be subject to under applicable laws.

NINETEENTH, JURISDICTION AND APPLICABLE LAW. For the interpretation of, and compliance with, this Agreement the parties submit themselves to the applicable laws, and to the jurisdiction of the competent courts of Mexico City, Federal District, expressly waiving hereby, any other jurisdiction that may correspond to them in view of their present or future domiciles, or otherwise.

In witness whereof, the parties hereto have caused this Agreement to be executed in four counterparts, one counterpart for each party, in Mexico City, Federal District, on December 18, 2001.

                                   THE BANK
                             BBVA BANCOMER, S.A.,
                         INSTITUCION DE BANCA MULTIPLE
                        GRUPO FINANCIERO BBVA BANCOMER
                                Represented by:

  (Illegible signature)                                 (Illegible signature)
Carlos David Velazquez Thierry                         Emilio Ledesma Heredia

                                 THE BORROWER
                          PANAMERICAN BEVERAGES, INC.
                                Represented by:
                             (Illegible signature)
                                Paulo J. Saachi



                         JOINT OBLIGORS AND GUARANTORS
                         PANAMCO MEXICO, S.A. DE C.V.
                                Represented by:

  (Illegible signature)                                  (Illegible signature)
Benjamin Santana Ruiz                                    Gerardo Pinto Urrutia

                          PANAMCO GOLFO, S.A. DE C.V.
                                Represented by:

 (Illegible signature)                                   (Illegible signature)
Benjamin Santana Ruiz                                    Gerardo Pinto Urrutia

                                                                   EXHIBIT "A"


                                 AMORTIZATIONS


          PAYMENT DATE                        PRINCIPAL AMOUNT TO BE PAID

          June 4, 2002                            MXP$116,250,000.00

        December 17, 2002                         MXP $116,250,000.00

          June 3, 2003                            MXP $116,250,000.00

        December 16, 2003                         MXP $116,250,000.00

                                                                   EXHIBIT "B"



                                  TRADEMARKS

I.       Trademarks under the Coca-Cola Company license
         ----------------------------------------------

          1.   Coca-Cola
          2.   Coca-Cola Light
          3.   Fanta
          4.   Sprite
          5.   Sprite Light
          6.   Fresca
          7.   Lift
          8.   Delaware Punch
          9.   Chispa
          10.  Fruitopia
          11.  Senzao
          12.  Powerade
          13.  Quatro
          14.  Beat
          15.  Sonfil


               II. Trademarks owned y Panamco Mexico, S.A. de C.V. or its subsidiaries:

          1.   Risco
          2.   Keloco
          3.   Plastesha

                                  EXHIBIT "C"

                              Mexico City, Federal District, December 18, 2001

BBVA BANCOMER, S.A.
INSTITUCION DE BANCA MULTIPLE
GRUPO FINANCIERO BBVA BANCOMER
PRESENT

Dear sirs;

Reference is made to the loan agreement in the amount of MXP$465,000,000.00 (FOUR HUNDRED AND SIXTY FIVE THOUSAND PESOS, MEXICAN CURRENCY), that was executed on December 18, 2001, by and among PANAMERICAN BEVERAGES, INC., as "Borrower", BBVA BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBVA BANCOMER, as "Lender", with the appearance of PANAMCO MEXICO, S.A. DE C.V. AND PANAMCO GOLFO, S.A. DE C.V., as "Joint Obligors and Guarantors," in other to state the following:

     A) PANAMERICAN BEVERAGES, INC. acknowledges receipt of the full amount of the above mentioned loan to its entire satisfaction, with the credit made by BBVA BANCOMER,S.A. in such amount to Account No. 0110024465

     B)

     C) PANAMERICAN BEVERAGES, INC. hereby irrevocably directs BBVA BANCOMER, S.A., to buy USD$ 51,014,810.75 (Fifty one millions, fourteen thousand, eight hundred and ten U.S. Dollars, and seventy five cents,) with the amount deposited in Account referred to in paragraph A) above, at the exchange rate of USD$ 1.00 x MXP 9.1150.

     D) Finally, PANAMERICAN BEVERAGES, INC. directs BBVA BANCOMER, S.A. to transfer the above mentioned US Dollars amount to the following account:

          Account # 8800374228,
          ABA# 061000104,
          Address: Sun Trust Bank, Atlanta, Georgia 30303
          In the name of: Panamerican Beverages, Inc.

                                               Sincerely
                                       PANAMERICAN BEVERAGES, INC.
                                            Represented by:

                                               (Illegible signature)
                                          -----------------------------
                                          MR. PAULO JOSE SACCHI MACIEL